                                                                     EXHIBIT 4.2



               CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED
                 BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT

                  OMITTED PORTIONS HAVE BEEN SEPARATELY FILED
                  WITH THE SECURITIES AND EXCHANGE COMMISSION


                             MEMORANDUM OF AGREEMENT
                INTERNATIONAL TELECOMMUNICATION SERVICES BETWEEN
                          VIDESH SANCHAR NIGAM LIMITED.
                                       AND
                                   AT&T CORP.

                     ACCOUNTING RATE AND DIVISION OF REVENUE


This memorandum dated April 15, 2002 represents an agreement between Videsh Sanchar Nigam Ltd. (VSNL) and AT&T Corp. to apply the following Total Accounting Rate for Telephone Services between VSNL in India and AT&T in the United States, which includes Alaska, Hawaii, Puerto Rico and the US Virgin Islands.

EFFECTIVE DATE                      ACCOUNTING RATE               VSNL                 AT&T
--------------                      ----------------        ----------------     ----------------
April 1, 2002 - June 30, 2002       $[text redacted]        $[text redacted]     $[text redacted]

The accounting rate shall be applied to each conversation minute of use and shall be shared equally. Minutes of traffic upon which settlements are paid will be measured using accumulated seconds.

The sender pays all transit method would be effective during the Term of this Agreement.

The concurrence below evidences the intent of the regional representative of AT&T to present this agreement for approval by AT&T's duly authorized representative.

This agreement shall become binding only upon execution by the duly authorized representatives of AT&T and VSNL.


CONCURRED ON BEHALF OF AT&T CORP.,                   APPROVED ON BEHALF VSNL


/s/ Joy Dalley                                       /s/ Arun Gupta
----------------------------------                   ---------------------------
Name:  Joy Dalley                                    Name:  Arun Gupta
Title: Route Management                              Title: Exec. Director (F&A)
Date:                                                Date:
       ----------------                                     ----------------

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Approved on behalf of AT&T Corp.,


/s/ Mark Miller
---------------------------------
Name:  Mark Miller
Title: Managing Director  Route Management
Date:  5/21/2002

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